UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 26, 2024

CREDIT ACCEPTANCE CORPORATION
(Exact name of registrant as specified in its charter)

Michigan		000-20202	38-1999511
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

25505 West Twelve Mile Road
Southfield,	Michigan		48034-8339
(Address of principal executive offices)			(Zip Code)

Registrant’s telephone number, including area code:   (248) 353-2700

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value	CACC	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 26, 2024, Credit Acceptance Corporation (the “Company”, “Credit Acceptance”, “we”, “our”, or “us”) entered into the Thirteenth Amendment (the “Thirteenth Amendment”) to the Sixth Amended and Restated Credit Agreement, dated as of July 26, 2024 (as amended, the “Revolving Credit Agreement”) among the Company, Comerica Bank and the other banks signatory thereto (collectively, the “Banks”), and Comerica Bank, as administrative agent for the Banks. The Thirteenth Amendment modified the definition of “Consolidated Net Income” under the Revolving Credit Agreement to incorporate adjustments relating to provision for credit losses and finance charge revenue. The financial covenants tested under the Revolving Credit Agreement for the fiscal quarter ended June 30, 2024 were calculated after giving effect to the Thirteenth Amendment.

The foregoing description of the Thirteenth Amendment does not purport to be complete and is qualified in its entirety by reference to the copy of the Thirteenth Amendment filed as Exhibit 4.153 to this report and incorporated herein by reference.

On July 26, 2024, Wells Fargo Bank, National Association, as Deal Agent under the Loan and Security Agreement, dated as of November 30, 2023 (as amended, the “2023-A Loan and Security Agreement”), among the Company, Credit Acceptance Funding LLC 2023-A, the lenders from time to time party thereto, Wells Fargo Bank, National Association, and Computershare Trust Company, N.A., delivered to the Company its consent (the “Consent”) to change the references to “Credit Agreement” in the 2023-A Loan and Security Agreement and the other related transaction documents so that such references are to the Revolving Credit Agreement as amended through July 26, 2024. The financial covenants tested under the 2023-A Loan and Security Agreement for the fiscal quarter ended June 30, 2024 were calculated after giving effect to the Consent.

The foregoing description of the Consent does not purport to be complete and is qualified in its entirety by reference to the copy of the Consent filed as Exhibit 4.154 to this report and incorporated herein by reference.

On July 26, 2024, the Company entered into Amendment No. 2 to the Seventh Amended and Restated Loan and Security Agreement (“Amendment No. 2”) among CAC Warehouse Funding LLC II, the Company, Wells Fargo Bank, National Association, and Computershare Trust Company, N.A., amending the Seventh Amended and Restated Loan and Security Agreement, dated as of April 30, 2021 (as amended, the “Seventh A&R Loan and Security Agreement”). Amendment No. 2 modified the definition of “Consolidated Net Income” under the Seventh A&R Loan and Security Agreement to incorporate adjustments relating to provision for credit losses and finance charge revenue. The financial covenants tested under the Seventh A&R Loan and Security Agreement for the fiscal quarter ended June 30, 2024 were calculated after giving effect to Amendment No. 2.

The foregoing description of Amendment No. 2 does not purport to be complete and is qualified in its entirety by reference to the copy of Amendment No. 2 filed as Exhibit 4.155 to this report and incorporated herein by reference.

As of July 26, 2024, we had $141.1 million outstanding under the Revolving Credit Agreement, $200.0 million outstanding under the 2023-A Loan and Security Agreement, and did not have a balance outstanding under the Seventh A&R Loan and Security Agreement.

Item 2.02. Results of Operations and Financial Condition.

On July 31, 2024, the Company issued a press release announcing its financial results for the three and six months ended June 30, 2024 and details for the related July 31, 2024 webcast.  The press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.153	Thirteenth Amendment to the Sixth Amended and Restated Credit Agreement, dated as of July 26, 2024, among the Company, Comerica Bank and the other banks signatory thereto, and Comerica Bank, as administrative agent for the banks.
4.154	Consent, dated June 26, 2024, under the Loan and Security Agreement, dated as of November 30, 2023, among the Company, Credit Acceptance Funding LLC 2023-A, the lenders from time to time party thereto, Wells Fargo Bank, National Association, and Computershare Trust Company, N.A.
4.155	Amendment No. 2 to the Seventh Amended and Restated Loan and Security Agreement, dated as of July 26, 2024, among CAC Warehouse Funding LLC II, the Company, Wells Fargo Bank, National Association, and Computershare Trust Company, N.A.
99.1	Press release dated July 31, 2024.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CREDIT ACCEPTANCE CORPORATION

Date: July 31, 2024	By:	/s/ Jay D. Martin
Jay D. Martin
Chief Financial Officer